Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

Oculis Holding AG

(Exact Name of Registrant as Specified in its

Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Primary Offering Ordinary Shares underlying Warrants	Other	4,403,294 (1)	$11.50 (2)	$50,637,881.00	$0.0001102	$5,580.29

Fees to Be Paid	Equity	Secondary Offering Ordinary Shares	Other	31,066,909 (3)	$7.49 (4)	$232,535,813.87	$0.0001102	$25,625.45

Fees to Be Paid	Equity	Secondary Offering of Warrants	Other	151,699 (5)	$0.37 (6)	$56,583.73	$0.0001102	$6.24

	Total Offering Amounts (7)					$283,230,278.59		$31,211.98

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$31,211.98

(1)

Consists of 4,403,294 Ordinary Shares consisting of (i) 4,251,595 of our ordinary shares, CHF 0.01 nominal value, (“Ordinary Shares”) that may be issued upon exercise of warrants to purchase Ordinary Shares at an exercise price of $11.50 (the “Public Warrants”), and (ii) 151,699 Ordinary Shares that may be issued upon exercise of warrants issued to LSP Sponsor EBAC B.V. (the “Sponsor”) and its transferees to purchase Ordinary Shares at an exercise price of $11.50 (the “Private Placement Warrants”).

(2)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on the price at which the Private Placement Warrants may be exercised.

(3)

Consists of (i) 7,118,891 Ordinary Shares subscribed for by the Selling Securityholders, for a subscription price of $10.00 per share, in the context of the PIPE Financing, (ii) 1,967,000 Ordinary Shares that were issued to the Selling Securityholders upon the conversion of the Convertible Loan Agreements, (iii) 2,047,302 Ordinary Shares issued to the Sponsor and its transferees in exchange for EBAC’s Class B Common Stock, par value $0.0001 in connection with the Business Combination, (iv) 151,699 Ordinary Shares issuable upon exercise of Private Placement Warrants and (v) 19,782,017 Ordinary Shares issued to certain former shareholders of Oculis in exchange for their Oculis Ordinary Shares in connection with the Business Combination.

(4)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Ordinary Shares as reported on the Nasdaq Global Market on March 28, 2023.

(5)	Consists of 151,699 warrants issued to the Sponsor and its transferees to purchase Ordinary Shares at an exercise price of $11.50.
(6)

Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the Public Warrants as reported on the Nasdaq Global Market on March 29, 2023 (the most recent date of sale prior to the filing of this Registration Statement).

(7)

In the event of a stock split, stock dividend or other similar transaction involving the Ordinary Shares, in order to prevent dilution, the number of Ordinary Shares registered hereby shall be automatically increased to cover the additional Ordinary Shares in accordance with Rule 416(a) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims		—	—	—		—

Fee Offset Sources	—	—	—		—						—

Rule 457(p)

Fee Offset Claims	—	—	—	—		—	—	—	—	—

Fee Offset Sources	—	—	—		—						—

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—